Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements give effect to the Company’s acquisition of Southern Oil on September 9, 2019 and include adjustments for certain reclassifications to conform historical financial statement presentation of the Company and Southern Oil.

The following unaudited pro forma combined financial statements and related notes are based on and should be read in conjunction with (i) the historical unaudited consolidated financial statements of the Company for the six months ended June 30, 2019 and the related notes included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, (ii) the historical unaudited consolidated financial statements of Southern Oil for the six months ended June 30, 2019, which financial statements are filed as Exhibit 99.2 to this Current Report on Form 8-K/A, (iii) the historical audited consolidated financial statements of the Company for the year ended December 31, 2018 and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and (iv) the historical audited consolidated financial statements of Southern Oil and the related notes for the year ended December 31, 2018, which financial statements are filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma combined statements of earnings for the six months ended June 30, 2019 and the year ended December 31, 2018 give effect to the acquisition as if it had been completed on January 1, 2018. A consolidated balance sheet as of September 30, 2019, including the assets and liabilities of Southern Oil, is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission on November 1, 2019.

The adjustments to the historical financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of this transaction will differ from the pro forma adjustments. The unaudited pro forma combined financial statements are not necessarily indicative of the results that would have occurred if the transaction had been completed on the dates indicated or what could be achieved in the future. No adjustments have been made to our historical financial statements to reflect other events subsequent to the periods shown by such financial statements. As no intangibles were identified in the preliminary purchase price allocation, any adjustments to fair value were allocated to oil and gas reserves.

BIGLARI HOLDINGS INC.
UNAUDITED COMBINED STATEMENT OF EARNINGS
YEAR ENDED DECEMBER 31, 2018
(in thousands)

	Biglari Holdings	Southern Oil	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues
Restaurant operations	$775,690	$—	$—		$775,690
Insurance premiums and other	27,628	—	—		27,628
Oil and gas	—	48,189	1,872	A	50,061
Media and licensing	6,576	—	—		6,576
	809,894	48,189	1,872		859,955
Cost and expenses
Restaurant cost of sales	636,456	—	—		636,456
Insurance losses and underwriting expenses	20,831	—	—		20,831
Oil and gas production costs	—	15,377	(1,653)	B	13,724
Media and licensing costs	4,152	—	—		4,152
Selling, general and administrative	127,232	6,836	—		134,068
Impairments	5,677	—	—		5,677
Depreciation, depletion and amortization	19,318	9,942	—		29,260
	813,666	32,155	(1,653)		844,168
Other income (expenses)
Interest expense	(11,677)	(11)	—		(11,688)
Interest on obligations under leases	(8,207)	—	—		(8,207)
Unrealized gains on commodity derivative instruments	—	1,872	(1,872)	A	—
Other income	—	2,853	(2,853)	B	—
Investment partnership gains	40,411	—	—		40,411
Total other income (expenses)	20,527	4,714	(4,725)		20,516
Earnings (loss) before income taxes	16,755	20,748	(1,200)		36,303
Income tax expense (benefit)	(2,637)	5,331	(312)		2,382
Net earnings (loss)	$19,392	$15,417	$(888)		$33,921

Adjustment Note A – Unrealized gains on commodity derivative instruments of $1,872 were reclassified to revenue to conform with Biglari Holdings Inc.’s reporting.

Adjustment Note B – A non-recurring intercompany management fee of $1,200 reported in other income was eliminated from the combined financial statements. Property tax and other refunds of $1,653 were reclassified to oil and gas production costs to conform with Biglari Holdings Inc.’s reporting.

BIGLARI HOLDINGS INC.
UNAUDITED COMBINED STATEMENT OF EARNINGS
FIRST SIX MONTHS ENDED JUNE 30, 2019
(in thousands)

	Biglari Holdings	Southern Oil	Pro Forma Combined
Revenues
Restaurant operations	$333,836	$—	$333,836
Insurance premiums and other	14,624	—	14,624
Oil and gas	—	39,927	39,927
Media and licensing	1,742	—	1,742
	350,202	39,927	390,129
Cost and expenses
Restaurant cost of sales	284,199	—	284,199
Insurance losses and underwriting expenses	11,158	—	11,158
Oil and gas production costs	—	9,822	9,822
Media and licensing costs	1,589	—	1,589
Selling, general and administrative	58,941	3,051	61,992
Impairments	2,338	—	2,338
Depreciation, depletion and amortization	10,677	9,804	20,481
	368,902	22,677	391,579
Other income (expenses)
Interest expense	(6,208)	(9)	(6,217)
Interest on finance leases and obligations	(4,012)	—	(4,012)
Investment partnership gains	68,352	—	68,352
Total other income (expenses)	58,132	(9)	58,123
Earnings before income taxes	39,432	17,241	56,673
Income tax expense	7,640	4,215	11,855
Net earnings	$31,792	$13,026	$44,818